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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                      SEARS CREDIT ACCOUNT MASTER TRUST II
                      ------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        ILLINOIS                    0-24776               NOT APPLICABLE
 (STATE OF ORGANIZATION)    (COMMISSION FILE NUMBER)     (I.R.S. EMPLOYER
                                                        IDENTIFICATION NO.)
C/O SRFG, INC.
3711 KENNETT PIKE
GREENVILLE, DELAWARE                                          19807
---------------------                                         -----
(ADDRESS OF PRINCIPAL                                       (ZIP CODE)
EXECUTIVE OFFICES)

                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(b) OF THE ACT:


                                                       NAME OF EACH EXCHANGE
TITLE OF EACH CLASS                                    ON WHICH EACH CLASS
TO BE SO REGISTERED                                    IS TO BE REGISTERED
-------------------                                    ---------------------
     NONE                                                     NONE


                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(g) OF THE ACT:



              SERIES 1999-3 6.45% CLASS A MASTER TRUST CERTIFICATES
                                (TITLE OF CLASS)


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ITEM 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

               ITEM 1 INCORPORATES BY REFERENCE THE "DESCRIPTION OF THE INVESTOR CERTIFICATES" ON PAGES 24 THROUGH 35 OF THE PROSPECTUS DATED NOVEMBER 15, 1999 (FILED PURSUANT TO RULE 424(b) AS PART OF REGISTRATION STATEMENT NO. 33-97744) AND "THE CERTIFICATES" ON PAGES S-26 THROUGH S-53 OF THE PROSPECTUS SUPPLEMENT DATED NOVEMBER 15, 1999 (FILED PURSUANT TO RULE 424(b) AS PART OF REGISTRATION STATEMENT NO. 33-97744).

ITEM 2.        EXHIBITS

               EXHIBIT 4.1 POOLING AND SERVICING AGREEMENT, DATED AS OF JULY 31, 1994, AS AMENDED, AMONG SRFG, INC. (FORMERLY SEARS RECEIVABLES FINANCING GROUP, INC.) AS SELLER ("SRFG"), SEARS, ROEBUCK AND CO. AS SERVICER ("SEARS") AND BANK ONE, NATIONAL ASSOCIATION (FORMERLY THE FIRST NATIONAL BANK OF CHICAGO) AS TRUSTEE (THE "TRUSTEE") (INCORPORATED BY REFERENCE TO EXHIBIT 4.1 OF SEARS CREDIT ACCOUNT MASTER TRUST II'S CURRENT REPORT ON FORM 8-K DATED AUGUST 16, 1994 AND FILED ON SEPTEMBER 7, 1994).

               EXHIBIT 4.2 AMENDMENT TO THE POOLING AND SERVICING AGREEMENT, DATED AS OF MARCH 31, 1995, AMONG SRFG AS SELLER, SEARS AS SERVICER AND THE TRUSTEE (INCORPORATED BY REFERENCE TO SEARS CREDIT ACCOUNT MASTER TRUST II'S CURRENT REPORT ON FORM 8-K DATED MAY 8, 1995).

               EXHIBIT 4.3 AMENDMENT NO. 2 TO THE POOLING AND SERVICING AGREEMENT DATED AS OF DECEMBER 21, 1995, AMONG SRFG AS SELLER, SEARS AS SERVICER AND THE TRUSTEE (INCORPORATED BY REFERENCE TO SEARS CREDIT ACCOUNT MASTER TRUST II'S FORM 8-A DATED MARCH 23, 1999).

               EXHIBIT 4.4 SERIES 1999-3 SUPPLEMENT, DATED AS OF NOVEMBER 23, 1999, AMONG SEARS AS SERVICER, SRFG AS SELLER AND THE TRUSTEE, INCLUDING THE FORMS OF INVESTOR CERTIFICATES (INCORPORATED BY REFERENCE TO EXHIBIT 4.1 OF SEARS CREDIT ACCOUNT MASTER TRUST II'S CURRENT REPORT ON FORM 8-K DATED NOVEMBER 23, 1999).

               EXHIBIT 99.1 SERIES 1999-3 PROSPECTUS SUPPLEMENT DATED NOVEMBER 15, 1999, AND PROSPECTUS DATED NOVEMBER 15, 1999, WITH RESPECT TO THE 6.45% CLASS A MASTER TRUST CERTIFICATES (INCORPORATED BY REFERENCE TO EXHIBIT 99 OF SEARS CREDIT ACCOUNT MASTER TRUST II'S CURRENT REPORT ON FORM 8-K DATED NOVEMBER 30, 1999).


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                                    SIGNATURE

         PURSUANT TO THE REQUIREMENTS OF SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

                                       SEARS CREDIT ACCOUNT MASTER TRUST II
                                       (REGISTRANT)

                                       BY:  SRFG, INC.
                                       (ORIGINATOR OF THE TRUST)


DATED:  NOVEMBER 23, 1999              BY:   /s/ GEORGE F. SLOOK
                                          --------------------------------------
                                             GEORGE F. SLOOK
                                             PRESIDENT AND CHIEF EXECUTIVE
                                              OFFICER


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                                  EXHIBIT INDEX

EXHIBIT NO.
-----------
EXHIBIT 4.1     POOLING AND SERVICING AGREEMENT, DATED AS OF JULY 31, 1994, AS
                AMENDED, AMONG SRFG, INC. (FORMERLY SEARS RECEIVABLES FINANCING
                GROUP, INC.) AS SELLER ("SRFG"), SEARS, ROEBUCK AND CO. AS
                SERVICER ("SEARS") AND BANK ONE, NATIONAL ASSOCIATION (FORMERLY
                THE FIRST NATIONAL BANK OF CHICAGO) AS TRUSTEE (THE "TRUSTEE")
                (INCORPORATED BY REFERENCE TO EXHIBIT 4.1 OF SEARS CREDIT
                ACCOUNT MASTER TRUST II'S CURRENT REPORT ON FORM 8-K DATED
                AUGUST 16, 1994 AND FILED ON SEPTEMBER 7, 1994).

EXHIBIT 4.2     AMENDMENT TO THE POOLING AND SERVICING AGREEMENT, DATED AS OF
                MARCH 31, 1995, AMONG SRFG AS SELLER, SEARS AS SERVICER AND THE
                TRUSTEE (INCORPORATED BY REFERENCE TO SEARS CREDIT ACCOUNT
                MASTER TRUST II'S CURRENT REPORT ON FORM 8-K DATED MAY 8, 1995).

EXHIBIT 4.3     AMENDMENT NO. 2 TO THE POOLING AND SERVICING AGREEMENT DATED AS
                OF DECEMBER 21, 1995, AMONG SRFG AS SELLER, SEARS AS SERVICER
                AND THE TRUSTEE (INCORPORATED BY REFERENCE TO SEARS CREDIT
                ACCOUNT MASTER TRUST II'S FORM 8-A DATED MARCH 23, 1999).

EXHIBIT 4.4     SERIES 1999-3 SUPPLEMENT, DATED AS OF NOVEMBER 23, 1999, AMONG
                SEARS AS SERVICER, SRFG AS SELLER AND THE TRUSTEE, INCLUDING THE
                FORMS OF INVESTOR CERTIFICATES (INCORPORATED BY REFERENCE TO
                EXHIBIT 4.1 OF SEARS CREDIT ACCOUNT MASTER TRUST II'S CURRENT
                REPORT ON FORM 8-K DATED NOVEMBER 23, 1999).

EXHIBIT 99.1    SERIES 1999-3 PROSPECTUS SUPPLEMENT DATED NOVEMBER 15, 1999, AND
                PROSPECTUS NOVEMBER 15, 1999, WITH RESPECT TO THE 6.45% CLASS A
                MASTER TRUST CERTIFICATES (INCORPORATED BY REFERENCE TO EXHIBIT
                99 OF SEARS CREDIT ACCOUNT MASTER TRUST II'S CURRENT REPORT ON
                FORM 8-K DATED NOVEMBER 30, 1999.

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